Exhibit 99.10 RECONCILIATIONS OF FINANCIAL RESULTS The following tables present a reconciliation of our financial results for the three months ended December 31, 2018 and 2017, the estimate for the three months ended March 31, 2019 and fiscal years ended June 30, 2019 (Estimate), 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011, 2010 and 2009 as reported in conformity with generally accepted accounting principles in the United States (“GAAP”) and those results adjusted to exclude certain charges described above each table. The following is a reconciliation between the non-GAAP financial measures and the most directly comparable GAAP measures for certain consolidated statements of earnings accounts before and after these items. The Company uses certain non-GAAP financial measures, among other financial measures, to evaluate its operating performance, which represent the manner in which the Company conducts and views its business. Management believes that excluding certain items that are not comparable from period to period, or reflect the Company’s underlying ongoing business, provides transparency for such items and helps investors and others compare and analyze operating performance from period to period. In the future, the Company expects to incur charges or adjustments s imilar in nature to those presented below; however, the impact to the Company’s results in a given period may be highly variable and difficult to predict. Our non-GAAP financial measures may not be comparable to similarly titled measures used by, or determined in a manner consistent with, other companies. While the Company considers the non-GAAP measures useful in analyzing its results, they are not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with GAAP. The Company operates on a global basis, with the majority of its net sales generated outside the United States. Accordingly, fluctuations in foreign currency exchange rates can affect the Company’s results of operations. Therefore, the Company presents certain net sales, operating results and diluted earnings per share information excluding the effect of foreign currency rate fluctuations to provide a framework for assessing the performance of its underlying business outside the United States. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency information by translating current-period results using prior-year period weighted average foreign currency exchange rates. Beginning in fiscal 2019, the Company adopted a new accounting standard related to hedging that resulted in gains/losses on its foreign currency cash flow hedging activities to now be reflected in Net Sales, where in prior periods they were reflected in Cost of Sales and Selling, general and administrative expenses. To better assess its performance in a constant currency environment, beginning in fiscal 2019 the Company is excluding the impact of these hedging activities in its constant currency calculations.

Fiscal 2019

Reconciliation between GAAP and Non-GAAP

(Unaudited)	Three Months Ended December 31, 2018				Three Months Ended December 31	
	Net Sales Growth		Diluted EPS Growth		Diluted Earnings Per Share	
	Reported Basis[(1)]	Constant Currency	Reported Basis[(1)]	Constant Currency	2018	2017
As Reported Results	**7 %**	**9 %**	**100+ %**	**100+ %**	**$ 1.55**	**$ .33**
Restructuring and other charges					.08	.15
Contingent consideration					-	-
Intangible asset impairments					.09	-
Transition Tax resulting from the TCJA					-	.86
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date					.02	.14
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA					-	.05
Non-GAAP		**9 %**		**18 %**	**$ 1.74**	**$ 1.52**
Impact of adoption of ASC 606		2 %			.11	
Non-GAAP, excluding impact of adoption of ASC 606		**11 %**			**1.86**	
Impact of foreign currency on earnings per share					.05	
Non-GAAP, constant currency earnings per share, excluding the impact of adoption of ASC 606				**25 %**	**$ 1.91**	

[(1)] *Represents GAAP*

Amounts may not foot due to rounding.

In May 2016, the Company announced a multi-year initiative (Leading Beauty Forward) to build on its strengths and better leverage its cost structure to free resources for investment to continue its growth momentum. Leading Beauty Forward is designed to enhance the Company's go-to-market capabilities, reinforce its leadership in global prestige beauty and continue creating sustainable value. During fiscal 2019, the Company continued to approve specific initiatives under Leading Beauty Forward. The Company plans to approve additional initiatives through fiscal 2019 and expects to complete those initiatives through fiscal 2021. Inclusive of approvals from inception through December 31, 2018, we estimate that Leading Beauty Forward may result in related restructuring and other charges totaling between $900 million and $950 million, before taxes. Once fully implemented, Leading Beauty Forward is expected to yield annual net benefits of between $350 million and $450 million, before taxes. These savings can be used to improve margin, mitigate risk and invest in future growth initiatives.

The Company recorded $2 million of expense and $9 million of income within selling, general and administrative expenses for the three and six months ended December 31, 2018, respectively to reflect changes in the fair value of its contingent consideration related to certain of its fiscal 2015 and 2016 acquisitions. During the three and six months ended December 31, 2017, the Company recorded charges of $2 million and $3 million, respectively, of such expense.

In December 2018, the Company recorded goodwill and other intangible asset impairments of $38 million ($34 million after tax), or $.09 per diluted share, related to its Smashbox reporting unit. Smashbox made revisions to its internal forecasts reflecting a slowdown of its makeup business driven by increased competitive activity and lower than expected growth in key retail channels for the brand.

During the three months and six months ended December 31, 2018, the Company recorded a net charge of $6 million and $5 million, respectively, equal to $.02 per common share to reflect the finalization of the provisional amounts for the impact of the TCJA. For the three and six months ended December 31, 2017, the Company recorded provisional charges for the impact of the TCJA totaling $394 million, equal to $1.05 per common share.

Reconciliation between GAAP and non-GAAP Net Sales Growth Diluted EPS Growth Diluted Earning s Per Share Reconciliation between GAAP and non-GAAP ReportedConstant ReportedConstant (Unaudited) 2019 (F) 2018 Basis Currency Basis Currency (1) 54%-58% (1) $4.55-$4.67 (1) 2.95 (1) 5%-6% 8%-9% 62%-66% $ (.09) Forecasted constant currency net sales g rowth 8%-9% $4.92 00 Non-GAAP, excluding impact of adoption of (1) Represents GAAP (F) Represents forecast Forecast / actual results including restructuring and other charg es and adjustments (NUonna-uGdiAteAdP) Forecast / actual results including restructuring Reastnrducottuhreirncgharngdesotahnedr acdhjaursgtmees natsnd adjustments Noonn-G-GAAAAPP RImesptaruccttourfinagdoapndtioonthoefr AchSaCrg6e0s6 Non-GAAP, excluding impact of adoption of IntAanSgCib6le06Asset Impairments/Contingent Consideration Impact of foreig n currency on earning s per share TCJA Impacts Year Ending June 30, 2019 (F) Twelve Months June 30 Net Sales Growth Diluted EPS Growth Diluted Earnings Per Share Reported Basis Constant Currency Reported Basis Constant Currency 2019 (F) 2018 5%-6% (1) - % 5%-6% 8%-9% - % 52%-56% (1) 9%-11% 9%-11% 59%-63% .33 $-4..347-$4.59 (1) $4.92-$5.00 $ .0.133 - .37 $4.93-$5.01 $ .07 .22 .01 1.56 $2.95 (1) 4.51 .51 4.51 1.14 9%-11% 14%-16% $5.15-$5.23 -$5.$ 4.51 $4.51 Noann-dGAeAarPning s per share I(1m) pRaecptreosfeandtsoGptAioAnPof ASC 606 0% 0% .01 (F) Represents forecast ASC 606 5%-6% 9%-11% $4.93-$5.01 $4.51 Impact of foreign currency on earnings per share .22 Forecasted constant currency net sales growth and earnings per share 8%-9% 14%-16% $5.15-$5.23 $4.51 (Unaudited) Forecast / actual results including restructuring and other charg es and adjustments Non-GAAP Restructuring and other charg es and adjustments Three Months Ending March 31, 2019 (F) Three Months March 31 Net Sales Growth Diluted EPS Growth Diluted Earning s Per Share Reported Basis Constant Currency Reported Basis Constant Currency 2019 (F) 2018 5%-6% (1) 10%-11% 18%-21% (1) 27%-30% $1.17-$1.20 (1) .08 - .09 $ .99 (1) .18 Non-GAAP 8%-9% $1.26-$1.28 $ 1.17 Impact of adoption of ASC 606 (2%) (2%) (.18) Non-GAAP, excluding impact of adoption of ASC 606 3%-4% (7%)-(6%) $1.08-$1.10 $ 1.17 Impact of foreig n currency on earning s per share .09 Forecasted constant currency net sales g rowth and earning s per share 8%-9% 1%-2% $1.17-$1.19 $ 1.17

Returns and Charges Associated With Restructuring and Other Activities and Other Adjustments

(Unaudited; $ in millions, except per share data)			Operating Expenses				
	Sales Returns	Cost of Sales	Restructuring Charges	Other Charges/ Adjustments	Total	After Tax	Diluted Earnings Per Share
Three Months Ended December 31, 2018							
Leading Beauty Forward	$ -	$ 6	$ 4	$ 25	$ 35	$ 31	$ .08
Contingent consideration				2	2	1	-
Intangible asset impairments				38	38	34	.09
Transition Tax resulting from the TCJA						(2)	-
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date						8	.02
Total	**$ -**	**$ 6**	**$ 4**	**$ 65**	**$ 75**	**$ 72**	**$ .19**

	Sales Returns	Cost of Sales	Restructuring Charges	Other Charges/ Adjustments	Total	After Tax	Diluted Earnings Per Share
Six Months Ended December 31, 2018							
Leading Beauty Forward	$ -	$ 12	$ 19	$ 51	$ 82	$ 68	$ .18
Contingent consideration				(9)	(9)	(8)	(.02)
Intangible asset impairments				38	38	34	.09
Transition Tax resulting from the TCJA						(12)	(.03)
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date						8	.02
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA						9	.03
Total	**$ -**	**$ 12**	**$ 19**	**$ 80**	**$ 111**	**$ 99**	**$ .27**

(Unaudited; $ in millions, except per share data)			Operating Expenses				
	Sales Returns	Cost of Sales	Restructuring Charges	Other Charges/ Adjustments	Total	After Tax	Diluted Earnings Per Share
Three Months Ended December 31, 2017							
Leading Beauty Forward	$ -	$ 2	$ 39	$ 28	$ 69	$ 55	$ .15
Contingent consideration				2	2	1	-
Transition Tax resulting from the TCJA						325	.86
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date						51	.14
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA						18	.05
Total	**$ -**	**$ 2**	**$ 39**	**$ 30**	**$ 71**	**$ 450**	**$ 1.20**

	Sales Returns	Cost of Sales	Restructuring Charges	Other Charges/ Adjustments	Total	After Tax	Diluted Earnings Per Share
Six Months Ended December 31, 2017							
Leading Beauty Forward	$ -	$ 6	$ 53	$ 48	$ 107	$ 81	$ .22
Contingent consideration				3	3	2	-
Transition Tax resulting from the TCJA						325	.86
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date						51	.14
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA						18	.05
Total	**$ -**	**$ 6**	**$ 53**	**$ 51**	**$ 110**	**$ 477**	**$ 1.27**

Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns, Charges and Other Adjustments

	Three Months Ended December 31, 2018							Three Months Ended December 31, 2017				
(Unaudited; $ in millions, except per share data and percentages)	As Reported	Returns/ Charges/ Adjust-ments	Non-GAAP	Impact of adoption of ASC 606	Non-GAAP, excluding impact of adoption of ASC 606	Impact of foreign currency translation	Non-GAAP, Constant Currency-Adjusted	As Reported	Returns/ Charges/ Adjust-ments	Non-GAAP	% Change Non-GAAP	% Change Non-GAAP, Constant Currency-Adjusted
Net Sales	$ 4,005	$ -	$ 4,005	$ 67	$ 4,072	$ 89	$ 4,161	$ 3,744	$ -	$ 3,744	7 %	11%
Cost of sales	910	(6)	904	(86)	818	19	837	753	(2)	751		
Gross Profit	**3,095**	**6**	**3,101**	**153**	**3,254**	**70**	**3,324**	**2,991**	**2**	**2,993**	**4 %**	**11%**
Gross Margin	**77.3 %**		**77.4 %**		**79.9 %**		**79.9 %**	**79.9 %**		**79.9 %**		
Operating expenses	2,324	(69)	2,255	99	2,354	46	2,400	2,281	(69)	2,212	2 %	8%
Operating Expense Margin	58.0 %		56.3 %		57.8 %		57.7 %	60.9 %		59.1 %		
Operating Income	**771**	**75**	**846**	**54**	**900**	**24**	**924**	**710**	**71**	**781**	**8 %**	**18%**
Operating Income Margin	**19.3 %**		**21.1 %**		**22.1 %**		**22.2 %**	**19.0 %**		**20.9 %**		
Provision for income taxes	171	3	174	13	187	6	193	565	(379)	186	(6) %	4%
Net Earnings Attributable to The Estée Lauder Companies Inc.	**$ 573**	**$ 72**	**$ 645**	**$ 41**	**$ 686**	**$ 18**	**$ 704**	**$ 123**	**$ 450**	**$ 573**	**13 %**	**23%**
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	**$ 1.55**	**$ .19**	**$ 1.74**	**$ .11**	**$ 1.86**	**$ .05**	**$ 1.91**	**$ .33**	**$ 1.19**	**$ 1.52**	**14 %**	**25%**

Amounts may not sum due to rounding.

Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns, Charges and Other Adjustments

	Six Months Ended December 31, 2018							Six Months Ended December 31, 2017				
(Unaudited; $ in millions, except per share data and percentages)	As Reported	Returns/ Charges/ Adjust-ments	Non-GAAP	Impact of adoption of ASC 606	Non-GAAP, excluding impact of adoption of ASC 606	Impact of foreign currency translation	Non-GAAP, Constant Currency-Adjusted	As Reported	Returns/ Charges/ Adjust-ments	Non-GAAP	% Change Non-GAAP	% Change Non-GAAP, Constant Currency-Adjusted
Net Sales	$ 7,529	$ -	$ 7,529	$ 134	$ 7,663	$ 142	$ 7,805	$ 7,018	$ -	$ 7,018	7 %	11%
Cost of sales	1,733	(12)	1,721	(152)	1,569	31	1,600	1,464	(6)	1,458		
Gross Profit	**5,796**	**12**	**5,808**	**286**	**6,094**	**111**	**6,205**	**5,554**	**6**	**5,560**	**4 %**	**12%**
Gross Margin	**77.0 %**		**77.1 %**		**79.5 %**		**79.5 %**	**79.1 %**		**79.2 %**		
Operating expenses	4,373	(99)	4,274	201	4,475	74	4,549	4,275	(104)	4,171	2 %	9%
Operating Expense Margin	58.1 %		56.8 %		58.4 %		58.3 %	60.9 %		59.4 %		
Operating Income	**1,423**	**111**	**1,534**	**85**	**1,619**	**37**	**1,656**	**1,279**	**110**	**1,389**	**10 %**	**19%**
Operating Income Margin	**18.9 %**		**20.4 %**		**21.1 %**		**21.2 %**	**18.2 %**		**19.8 %**		
Provision for income taxes	302	12	314	19	333	9	342	684	(367)	317	(1) %	8%
Net Earnings Attributable to The Estée Lauder Companies Inc.	**$ 1,073**	**$ 99**	**$ 1,172**	**$ 66**	**$ 1,238**	**$ 28**	**$ 1,266**	**$ 550**	**$ 477**	**$ 1,027**	**14 %**	**23%**
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	**$ 2.88**	**$ .27**	**$ 3.15**	**$ .18**	**$ 3.33**	**$ .07**	**$ 3.41**	**$ 1.46**	**$ 1.27**	**$ 2.73**	**15 %**	**25%**

Amounts may not sum due to rounding.

The following table details the impacts of ASC 606 on the Company's Consolidated Balance Sheet as of December 30, 2018.

CONSOLIDATED BALANCE SHEET IMPACT FROM ASC 606

(Unaudited; $ in millions)	As Reported	Adjustments	Prior to the Adoption of ASC 606
Accounts receivable, net	$ 2,000	$ (199)	$ 1,801
Inventory and promotional merchandise, net	1,651	(25)	1,626
Other Assets	633	(88)	545
Total Assets	**$ 12,676**	**$ (312)**	**$ 12,364**
Other accrued liabilities	2,763	(551)	2,212
Other noncurrent liabilities	1,194	(55)	1,139
Total Liabilities	**$ 8,343**	**$ (606)**	**$ 7,737**
Total Equity	**$ 4,306**	**$ 293**	**$ 4,599**

Fiscal 2018

In May 2016, the Company announced a multi-year initiative (Leading Beauty Forward) to build on its strengths and better leverage its cost structure to free resources for investment to continue its growth momentum. Leading Beauty Forward is designed to enhance the Company's go-to-market capabilities, reinforce its leadership in global prestige beauty and continue creating sustainable value. During fiscal 2018, including during the fiscal 2018 fourth quarter, the Company continued to approve specific initiatives under Leading Beauty Forward. The Company plans to approve additional initiatives through fiscal 2019 and expects to complete those initiatives through fiscal 2021. The Company previously estimated that Leading Beauty Forward would result in related restructuring and other charges totaling between $600 million and $700 million, before taxes. After reviewing additional potential initiatives and the progress of previously approved initiatives under Leading Beauty Forward that are being implemented, we have revised our estimates for cost approvals under the program. Inclusive of approvals from inception through June 30, 2018, we now estimate that Leading Beauty Forward may result in related restructuring and other charges totaling between $900 million and $950 million, before taxes. Once fully implemented, Leading Beauty Forward is now expected to yield annual net benefits of between $350 million and $400 million, before taxes, of which a portion is expected to be reinvested in future growth initiatives.

The Company recorded $37 million and $43 million of income within selling, general and administrative expenses for the three and twelve months ended June 30, 2018, respectively, to reflect changes in the fair value of its contingent consideration related to certain of its fiscal 2015 and 2016 acquisitions. During the three and twelve months ended June 30, 2017, the Company recorded $58 million and $57 million of income, respectively.

The three and twelve months ended June 30, 2018 reflects the reduction of the U.S. statutory tax rate, as well as provisional amounts for the impact of the TCJA. During the fourth quarter, the Company recorded a net $58 million charge representing adjustments to the provisional TCJA amounts it recorded in the fiscal 2018 second and third quarters. For the year ended June 30, 2018, the TCJA related impacts totaled $450 million, equal to $1.20 per share. Certain calculations included in these amounts remain provisional and may require adjustments as anticipated guidance is issued and as additional analysis of the provisions of the TCJA is completed. Any such adjustments will be finalized within the allowable one year measurement period.

	Year Ended June 30, 2018				**Year Ended June 30**	
Reconciliation between GAAP and non-GAAP	**Net Sales Growth**		**Diluted EPS Change**		**Diluted Earnings Per Share**	
(Unaudited)	**Reported Basis**	**Constant Currency**	**Reported Basis**	**Constant Currency**	**2018**	**2017**
Results including restructuring and other charges and adjustments………...	16%[1]	13%	(12%)[1]	(18%)	$2.95[1]	$3.35[1]
Non-GAAP						
Restructuring and other charges[2]….					.51	.38
Contingent consideration………..….					(.09)	(.12)
Transition tax resulting from the TCJA					.94	—
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date					.08	—
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA………………………………					.12	—
Intangible asset impairments…………					—	.06
China deferred tax asset valuation allowance reversal……………………..					—	(.20)
Adjusted results……………….………	16%	13%	30%	24%	4.51	$3.47
Impact of currency translation on earnings per share………..................					(.20)	
Constant currency earnings per share……………………………….…..					$4.31	

[1] Represents GAAP.
[2] Includes charges associated with Leading Beauty Forward.
Amounts may not sum due to rounding.

Reconciliation between GAAP and non-GAAP	Year Ending June 30, 2019 (F)				Twelve Months June 30	
	Net Sales Growth		Diluted EPS Growth		Diluted Earnings Per Share	
(Unaudited)	Reported Basis	Constant Currency	Reported Basis	Constant Currency	2019 (F)	2018
Forecast / actual results including charges / adjustments	4-5%[1]	6-7%	49-53%[1]	55-60%	$4.38 - $4.51[1]	$2.95[1]
Non-GAAP						
Restructuring and other charges					.20 -.24	.51
Contingent consideration						(.09)
Transition tax resulting from the TCJA						.94
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date						.08
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA						.12
Forecast / actual results adjusted	4-5%	6-7%	2-4%	7-9%	$4.62 - $4.71	$4.51
Impact from adoption of revenue recognition accounting standard	1%	1%	2%	2%	.10	
Forecast results excluding adoption of revenue recognition accounting standard	5-6%	7-8%	5-7%	9-11%	$4.72 - $4.81	
Impact of currency translation on earnings per share					.20	
Forecasted constant currency earnings per share					$4.92 - $5.01	

[1] Represents GAAP.
(F) Represents forecast

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns, Charges and Other Adjustments
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2018					Year Ended June 30, 2017				
	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	Impact of currency translation	Constant Currency	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	% Change versus Prior Year Before Charges	% Change Constant Currency
Net Sales	$13,683	$8	$13,691	($325)	$13,366	$11,824	$2	$11,826	16%	13%
Cost of sales	2,844	(18)	2,826			2,437	(15)	2,422		
Gross Profit	10,839	26	10,865			9,387	17	9,404	16%	
Gross Margin	79.2%		79.4%			79.4%		79.5%		
Operating expenses	8,787	(188)	8,599			7,695	(169)	7,526	14%	
Operating Expense Margin	64.2%		62.8%			65.1%		63.6%		
Operating Income	2,052	214	2,266			1,692	186	1,878	21%	
Operating Income Margin	15.0%		16.6%			14.3%		15.9%		
Provision (benefit) for income taxes	863	(373)	490			361	139	500		
Net Earnings Attributable to The Estée Lauder Companies Inc.	1,108	587	1,695			1,249	47	1,296	31%	
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	2.95	1.56	4.51	(.20)	4.31	3.35	.12	3.47	30%	24%

Amounts may not sum due to rounding.

THE ESTÉE LAUDER COMPANIES INC.

Total returns and charges associated with restructuring activities and other adjustments included in net earnings for the three months and year ended June 30, 2018 and 2017 were:

(Unaudited) (In millions, except per share data)	Sales Returns	Cost of Sales	Operating Expenses Restructuring Charges	Operating Expenses Other Charges/ Adjust-ments	Total	After Tax	Diluted Earnings Per Share
Three Months Ended June 30, 2018							
Leading Beauty Forward……	$ 8	$ 9	$ 2	$ 31	$ 50	$ 37	$ .10
Contingent consideration……	—	—	—	(37)	(37)	(29)	(.08)
Transition tax resulting from the TCJA...						19	.05
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date…						(12)	(.03)
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA						28	.07
Total……	$ 8	$ 9	$ 2	$ (6)	$ 13	$ 43	$ .11
Year Ended June 30, 2018							
Leading Beauty Forward……	$ 8	$ 18	$ 127	$ 104	$ 257	$ 193	$ .51
Contingent consideration……	—	—	—	(43)	(43)	(33)	(.09)
Transition tax resulting from the TCJA….						351	.94
Remeasurement of U.S. net deferred tax assets as of the TCJA enactment date …..						30	.08
Net deferred tax liability related to foreign withholding taxes on certain foreign earnings resulting from the TCJA…						46	.12
Total……	$ 8	$ 18	$ 127	$ 61	$ 214	$ 587	$1.56

(Unaudited) (In millions, except per share data)	Sales Returns	Cost of Sales	Operating Expenses Restructuring Charges	Operating Expenses Other Charges/ Adjust-ments	Total	After Tax	Diluted Earnings Per Share
Three Months Ended June 30, 2017							
Leading Beauty Forward……	$—	$ 5	$ 52	$ 21	$ 78	$ 55	$ .15
Contingent consideration……	—	—	—	(58)	(58)	(42)	(.11)
Intangible asset impairments……	—	—	—	31	31	23	.06
China deferred tax asset valuation allowance reversal……	—	—	—	—	—	(75)	(.20)
Total……	$—	$ 5	$5	$ (6)	$ 51	$ (39)	$(.10)
Year Ended June 30, 2017							
Leading Beauty Forward……	$ 2	$15	$ 122	$ 73	$212	$143	$ .38
Contingent consideration……	—	—	—	(57)	(57)	(44)	(.12)
Intangible asset impairments……	—	—	—	31	31	23	.06
China deferred tax asset valuation allowance reversal……	—	—	—	—	—	(75)	(.20)
Total……	$ 2	$15	$122	$ 47	$186	$ 47	$ .12

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts
Before and After Returns, Charges and Other Adjustments
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2018					Year Ended June 30, 2017				
	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	Impact of currency translation	Constant Currency	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	% Change versus Prior Year Before Charges	% Change Constant Currency
Net Sales	$13,683	$8	$13,691	($325)	$13,366	$11,824	$2	$11,826	16%	13%
Cost of sales	2,844	(18)	2,826			2,437	(15)	2,422		
Gross Profit	10,839	26	10,865			9,387	17	9,404	16%	
Gross Margin	79.2%		79.4%			79.4%		79.5%		
Operating expenses	8,787	(188)	8,599			7,695	(169)	7,526	14%	
Operating Expense Margin	64.2%		62.8%			65.1%		63.6%		
Operating Income	2,052	214	2,266			1,692	186	1,878	21%	
Operating Income Margin	15.0%		16.6%			14.3%		15.9%		
Provision (benefit) for income taxes	863	(373)	490			361	139	500		
Net Earnings Attributable to The Estée Lauder Companies Inc.	1,108	587	1,695			1,249	47	1,296	31%	
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	2.95	1.56	4.51	(.20)	4.31	3.35	.12	3.47	30%	24%

Amounts may not sum due to rounding.

FISCAL 2017 In May 2016, the Company announced a multi-year initiative (Leading Beauty Forward) to build on its strengths and better leverage its cost structure to free resources for investment to continue its growth momentum. Leading Beauty Forward is designed to enhance the Company’s go-to-market capabilities, reinforce its leadership in global prestige beauty and continue creating sustainable value. During fiscal 2017, including during the fiscal 2017 fourth quarter, the Company continued to approve specific initiatives under Leading Beauty Forward. The Company plans to approve additional initiatives through fiscal 2019 and expects to complete those initiatives through fiscal 2021. In June 2017, the Company revised and approved financial projections for certain of its fiscal 2015 and 2016 acquisitions. In the process, the Company noted that actual results and the most recent projections were lower during their respective earn-out measurement periods than the financial targets made at June 30, 2016 and it reassessed the likelihood of achieving those targets. As a result, the Company recognized a $58 million gain within selling, general and administrative expenses, to reflect the adjusted fair value of its contingent consideration, primarily related to the acquisitions of GLAMGLOW, Editions de Parfums Frédéric Malle and Le Labo as of June 30, 2017. The gain recognized for the 2017 full fiscal year was $57 million. The Company performs annual impairment tests for each of its reporting units. In addition, the Company may perform interim i mpairment tests as a result of changes in circumstances and certain financial indicators. Such tests may conclude that the carrying value of certain assets exceed their estimated fair values, resulting in the recognition of impairment charges. During the fourth quarter of fiscal 2017, the Company recorded goodwill impairment charges related to the Editions de Parfums Frédéric Malle and RODIN olio lusso reporting units of $22 million and $6 million, respectively. Additionally, during the fourth quarter of fiscal 2017, the Company recognized impairment charges related to the RODIN olio lusso trademark, customer relationship and persona intangible assets of $3 million. In the fourth quarter of fiscal 2017, China enacted a favorable change to its tax law that expanded the corporate income tax deduction allowance for advertising and promotional expenses. As a result of the new law, in the fourth quarter of fiscal 2017, the Company released into income its previously established deferred tax asset valuation allowance of approximately $75 million related to its accumulated carryforward of excess advertising and promotional expenses.

THE ESTÉE LAUDER COMPANIES INC.

Total returns and charges associated with restructuring activities and other adjustments included in net earnings for the three months and year ended June 30, 2017 and 2016 were:

(Unaudited) (In millions, except per share data)	Sales Returns	Cost of Sales	Operating Expenses Restructuring Charges	Operating Expenses Other Charges/ Adjust-ments	Total	After Tax	Diluted Earnings Per Share
Three Months Ended June 30, 2017							
Leading Beauty Forward	$—	$ 5	$52	$ 21	$ 78	$ 55	$ .15
Contingent consideration	—	—	—	(58)	(58)	(42)	(.11)
Intangible asset impairments	—	—	—	31	31	23	.06
China deferred tax asset valuation allowance reversal	—	—	—	—	—	(75)	(.20)
Total	$—	$ 5	$52	$ (6)	$ 51	$ (39)	$(.10)
Year Ended June 30, 2017							
Leading Beauty Forward	$ 2	$15	$ 122	$ 73	$212	$143	$ .38
Contingent consideration	—	—	—	(57)	(57)	(44)	(.12)
Intangible asset impairments	—	—	—	31	31	23	.06
China deferred tax asset valuation allowance reversal	—	—	—	—	—	(75)	(.20)
Total	$ 2	$15	$122	$ 47	$186	$ 47	$ .12

(Unaudited) (In millions, except per share data)	Sales Returns	Cost of Sales	Operating Expenses Restructuring Charges	Operating Expenses Other Charges/ Adjust-ments	Total	After Tax	Diluted Earnings Per Share
Three Months Ended June 30, 2016							
Global Technology Infrastructure	$—	$—	$17	$ 3	$ 20	$12	$.03
Leading Beauty Forward	1	—	75	4	80	56	.15
Contingent consideration	—	—	—	(8)	(8)	(4)	(.01)
Total	$ 1	$—	$92	$ (1)	$ 92	$64	$.17
Year Ended June 30, 2016							
Global Technology Infrastructure	$—	$—	$ 46	$ 7	$ 53	$34	$.09
Leading Beauty Forward	1	—	75	5	81	56	.15
Contingent consideration	—	—	—	8	8	8	.02
Total	$ 1	$—	$121	$20	$142	$98	$.26

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts
Before and After Returns, Charges and Other Adjustments
(Unaudited; In millions, except per share data and percentages)

	Three Months Ended June 30, 2017					Three Months Ended June 30, 2016				
	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	Impact of foreign currency translation	Constant Currency	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	% Change versus Prior Year Before Charges	% Change Constant Currency
Net Sales	$2,894	$—	$2,894	$43	$2,937	$2,646	$1	$2,647	9%	11%
Cost of sales	613	(5)	608			511	—	511		
Gross Profit	2,281	5	2,286			2,135	1	2,136	7%	
Gross Margin	78.8%		79.0%			80.7%		80.7%		
Operating expenses	2,051	(46)	2,005			1,992	(91)	1,901	5%	
Operating Expense Margin	70.9%		69.3%			75.3%		71.8%		
Operating Income	230	51	281			143	92	235	20%	
Operating Income Margin	7.9%		9.7%			5.4%		8.9%		
Provision (benefit) for income taxes	(23)	90	67			35	28	63		
Net Earnings Attributable to The Estée Lauder Companies Inc.	229	(39)	190			94	64	158	20%	
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	.61	(.10)	.51	.01	.52	.25	.17	.42	21%	25%

	Year Ended June 30, 2017					Year Ended June 30, 2016				
	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	Impact of foreign currency translation	Constant Currency	As Reported	Returns/ Charges/ Adjust-ments	Adjusted	% Change versus Prior Year Before Charges	% Change Constant Currency
Net Sales	$11,824	$2	$11,826	$187	$12,013	$11,262	$1	$11,263	5%	7%
Cost of sales	2,437	(15)	2,422			2,181	—	2,181		
Gross Profit	9,387	17	9,404			9,081	1	9,082	4%	
Gross Margin	79.4%		79.5%			80.6%		80.6%		
Operating expenses	7,695	(169)	7,526			7,471	(141)	7,330	3%	
Operating Expense Margin	65.1%		63.6%			66.3%		65.0%		
Operating Income	1,692	186	1,878			1,610	142	1,752	7%	
Operating Income Margin	14.3%		15.9%			14.3%		15.6%		
Provision for income taxes	361	139	500			434	44	478		
Net Earnings Attributable to The Estée Lauder Companies Inc.	1,249	47	1,296			1,115	98	1,213	7%	
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	3.35	.12	3.47	.12	3.59	2.96	.26	3.22	8%	11%

THE ESTÉE LAUDER COMPANIES INC.

The impact on operating results for the adjustments related to the changes in fair value of contingent consideration and the goodwill and other intangible asset impairments by product category and geographic region for the three months and year ended June 30, 2017 and 2016 is as follows:

	Operating Results							
	Three Months Ended June 30, 2017			Year Ended June 30, 2017			Three Months Ended June 30, 2016	Year Ended June 30, 2016
(Unaudited; In millions)	Contingent Consideration	Intangible Asset Impairments	Net Impact	Contingent Consideration	Intangible Asset Impairments	Net Impact	Contingent Consideration	
By Product Category:								
Skin Care	$(31)	$ 9	$ (22)	$(24)	$ 9	$ (15)	$ (14)	$(5)
Fragrance	(27)	22	(5)	(33)	22	(11)	6	13
Total	$(58)	$31	$ (27)	$(57)	$31	$ (26)	$ (8)	$ 8
By Geographic Region:								
The Americas	$(46)	$17	$ (29)	$(43)	$17	$ (26)	$ (12)	$—
Europe, the Middle East & Africa	(12)	14	2	(14)	14	—	4	8
Total	$(58)	$31	$ (27)	$(57)	$31	$ (26)	$ (8)	$ 8

Excluding the impact of the charges associated with restructuring and other activities, the changes in fair value of contingent consideration and the goodwill and other intangible asset impairments, operating results for the three months and year ended June 30, 2017 would have increased/(decreased) as follows:

	Operating Results	
(Unaudited)	Three Months Ended June 30, 2017	Year Ended June 30, 2017
By Product Category:		
Skin Care	29%	19%
Fragrance	(100)+%	4%
By Geographic Region:		
The Americas	(21)%	(25)%
Europe, the Middle East & Africa	32%	16%

Total operating income in constant currency for the three months and year ended June 30, 2017, excluding the impact of the above adjustments, increased 24% and 11%, respectively.

THE ESTÉE LAUDER COMPANIES INC.

Outlook for Fiscal 2018 First Quarter and Full Year

Reconciliation between GAAP and non-GAAP	Three Months Ending September 30, 2017 (F)				Three Months September 30	
	Net Sales Growth		Diluted EPS Growth		Diluted Earnings Per Share	
(Unaudited)	Reported Basis	Constant Currency	Reported Basis	Constant Currency	2017 (F)	2016
Forecast / actual results including charges…	9-10%[1]	9-10%	8-13%[1]	8-13%	$.85- $.89[1]	$.79[1]
Non-GAAP						
Restructuring and other charges ………….					.08 -.09	.05
Forecast / actual results excluding charges..	9-10%	9-10%	12-15%	12-15%	$.94 - $.97	$.84
Impact of foreign currency on earnings per share……					—	
Forecasted constant currency earnings per share…………					$.94 - $.97	

[1] Represents GAAP.
(F) Represents forecast

Reconciliation between GAAP and non-GAAP	Year Ending June 30, 2018 (F)				Twelve Months June 30	
	Net Sales Growth		Diluted EPS Growth		Diluted Earnings Per Share	
(Unaudited)	Reported Basis	Constant Currency	Reported Basis	Constant Currency	2018 (F)	2017
Forecast / actual results including charges / adjustments………	8-9%[1]	7-8%	7-10%[1]	5-8%	$3.60 - $3.70[1]	$3.35[1]
Non-GAAP						
Restructuring and other charges ………….					.24 -.27	.38
Contingent consideration………………						(.12)
Intangible asset impairments……………						.06
China deferred tax asset valuation allowance reversal………………						(.20)
Forecast / actual results adjusted…………	8-9%	7-8%	11-13%	9-11%	$3.87 - $3.94	$3.47
Impact of foreign currency on earnings per share……					(.09)	
Forecasted constant currency earnings per share…………					$3.78 - $3.85	

[1] Represents GAAP.
(F) Represents forecast

FISCAL 2016

As part of SMI, the Company implemented the last major wave of SAP-based technologies in July 2014. As a result, and consistent with prior waves, the Company experienced a shift in its sales and operating results from accelerated orders from certain of its retailers to provide adequate safety stock and to mitigate any potential short-term business interruption associated with the July 2014 SMI rollout. In particular, approximately $178 million of accelerated orders were recorded as net sales in the fiscal 2014 fourth quarter that would have occurred in the fiscal 2015 first quarter.

This action created a favorable comparison between the fiscal 2016 and fiscal 2015 twelve months of approximately $178 million in net sales and approximately $127 million in operating income, equal to $.21 per diluted common share and impacted the Company's operating margin comparisons.

During fiscal 2016, as part of the Company's ongoing initiative to upgrade and modernize its systems and processes, the Company transitioned its global technology infrastructure (GTI) to fundamentally change the way it delivers information technology services internally. This initiative is expected to result in operational efficiencies and reduce the Company's information technology service and infrastructure costs in the future. The implementation of this initiative was substantially completed during fiscal 2016.

In May 2016, the Company announced a multi-year initiative (Leading Beauty Forward) to build on its strengths and better leverage its cost structure to free resources for investment to continue its growth momentum. Leading Beauty Forward is designed to enhance the Company's go-to-market capabilities, reinforce its leadership in global prestige beauty and continue creating sustainable value. During fiscal 2017, including during the fiscal 2017 fourth quarter, the Company continued to approve specific initiatives under Leading Beauty Forward. The Company plans to approve additional initiatives through fiscal 2019 and expects to complete those initiatives through fiscal 2021.

In addition to the charges included in the reconciliation below, the as-reported results include losses associated with changes in fair value of contingent consideration related to certain of the Company's acquisitions of $8 million and $6 million, after tax, or $.02 and $.02 per diluted common share in fiscal 2016 and 2015, respectively. Before these charges, adjusted diluted earnings per share were $3.22 and $3.07 for fiscal 2016 and 2015, respectively.

Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Charges, and Accelerated Orders Associated with the Company's Implementation of SMI
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2016					Year Ended June 30, 2015					
	As Reported	Charges	Before Charges	Impact of foreign currency translation	Constant Currency	As Reported	Charges	SMI Adjust-ments	Before Charges/ SMI	% Change versus Prior Year Before Charges/SMI	% Change Constant Currency
Net Sales	$11,262.3	$1.4	$11,263.7	$487.5	$11,751.2	$10,780.4	$—	$178.3	$10,958.7	3%	7%
Cost of sales	2,181.1	(0.2)	2,180.9			2,100.6	—	35.1	2,135.7		
Gross Profit	9,081.2	1.6	9,082.8			8,679.8	—	143.2	8,823.0	3%	
Gross Margin	80.6%		80.6%			80.5%			80.5%		
Operating expenses	7,470.9	(133.1)	7,337.8			7,073.5	(5.3)	16.0	7,084.2	4%	
Operating Expense Margin	66.3%		65.1%			65.6%			64.6%		
Operating Income	1,610.3	134.7	1,745.0			1,606.3	5.3	127.2	1,738.8	0%	
Operating Income Margin	14.3%		15.5%			14.9%			15.9%		
Provision for income taxes	434.4	43.4	477.8			467.2	—	45.3	512.5		
Net Earnings Attributable to The Estée Lauder Companies Inc.	1,114.6	91.3	1,205.9			1,088.9	5.3	81.9	1,176.1	3%	
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	2.96	.24	3.20	.26	3.46	2.82	.01	.21	3.05	5%	13%

Amounts may not sum due to rounding.

Total charges associated with restructuring activities included in operating income for the year ended June 30, 2016 were:

Year Ended June 30, 2016 (Unaudited) (In millions, except per share data)	Sales Returns	Cost of Sales	Operating Expenses: Restructuring Charges	Operating Expenses: Other Charges	Total	After Tax	Diluted Earnings Per Share
Global Technology Infrastructure	$ —	$ —	$ 46.0	$ 7.6	$ 53.6	$34.6	$.09
Leading Beauty Forward	1.4	0.2	75.4	4.1	81.1	56.7	.15
Total	$1.4	$0.2	$ 121.4	$11.7	$134.7	$91.3	$.24

Reconciliation between GAAP and non-GAAP	Year Ended June 30, 2016				Year Ended June 30	
	Net Sales Growth		Diluted EPS Growth		Diluted Earnings Per Share	
(Unaudited)	Reported Basis	Constant Currency	Reported Basis	Constant Currency	2016	2015
Results including charges and the fiscal 2015 accelerated retailer orders……….	4%[1]	9%	5%[1]	14%	$2.96[1]	$2.82[1]
Non-GAAP						
Restructuring and other charges……….	—	—	8%	8%	.24	—
Venezuela charge……………..……..	—	—	—	—	—	.01
Impact of fiscal 2015 accelerated orders.	~(2)%	~(2)%	~(8)%	~(9)%	—	.21
Results excluding charges and the fiscal 2015 accelerated retailer orders………..	3%	7%	5%	13%	$3.20	$3.05
Impact of foreign currency on earnings per share..					.26	
Constant currency earnings per share…...					$3.46	

[1] Represents GAAP.
Amounts may not sum due to rounding.

THE ESTÉE LAUDER COMPANIES INC.

The impact on net sales and operating results of the accelerated orders from certain retailers associated with the Company's implementation of SMI by product category and geographic region is shown below. Additionally, excluding the impact of the shift in orders, the charges associated with restructuring activities and the Venezuela remeasurement charge, net sales and operating results for the year ended June 30, 2016, increased/(decreased) as follows:

	Year Ended June 30, 2015			Year Ended June 30, 2016		
	Accelerated Sales Orders		Venezuela Remeasurement	Net Sales Growth As Adjusted		Change In Operating
(Unaudited; Dollars in millions)	Net Sales	Operating Results	Charge Operating Results	Reported Basis	Constant Currency	Results As Adjusted
Product Category:						
Skin Care…………………………...	$ 91	$ 72	$2	(3)%	1%	(7)%
Makeup……………………...............	65	41	2	8	13	8
Fragrance……………...……………..	21	14	1	3	9	(11)
Hair Care………………..................	1	—	—	4	7	36
Other………………..…...……..……	—	—	—	48	54	100+
Total……………………………..….	$178	$127	$5	3%	7%	0%
Geographic Region:						
The Americas…………………..……..	$ 84	$ 53	$5	2%	5%	(4)%
Europe, the Middle East & Africa..	68	53	—	5	12	3
Asia/Pacific…………………….……	26	21	—	(2)	4	(3)
Total……………………………..….	$178	$127	$5	3%	7%	0%

Total operating income in constant currency for the year ended June 30, 2016, before charges and the impact of the shift in orders, increased 8%.

The accelerated sales orders in the prior year created an unfavorable comparison in net cash flows provided by operating activities, primarily in certain working capital components. Excluding the impact of the shift in orders, cash flows from operating activities for the year ended June 30, 2016, increased 1%.

Reconciliation between GAAP and non-GAAP	Net Cash Flows Provided By Operating Activities		
	Year Ended June 30		Percent
(Unaudited; Dollars in millions)	2016	2015	Change
Results as reported…………………..………...	$1,788.7 [(1)]	$1,943.3 [(1)]	(8)%
Non-GAAP			
Impact of fiscal 2015 accelerated orders………..	—	(173.4)	
Results excluding the fiscal 2015 accelerated retailer orders……………………………………...	$1,788.7	$1,769.9	1%

(1) Represents GAAP.

Fiscal 2015

In the fiscal 2014 fourth quarter some retailers accelerated sales orders in advance of the Company's July 2014 implementation of its Strategic Modernization Initiative (SMI) in certain of its largest remaining locations of approximately $178 million. These orders would have occurred in the Company's fiscal 2015 first quarter ended September 30, 2014. This amounted to approximately $127 million in operating income, equal to approximately $.21 per diluted common share. The impact of this shift is reflected in the consolidated statements of earnings for the year ended June 30, 2015.

During the third quarter of fiscal 2014, based on changes to Venezuela's foreign currency exchange rate regulations made at that time, the Company changed the exchange rate used to remeasure its Venezuelan net monetary assets to a newly enacted SICAD II rate. Accordingly, the Company recorded a remeasurement charge of $38.3 million, both before and after tax, equal to approximately $.10 per diluted common share.

During the fiscal 2015 third quarter, the Venezuelan government introduced a new open market foreign exchange system, SIMADI, which effectively replaced the SICAD II mechanism. As a result, the Company changed the exchange rate used to remeasure the net monetary assets of its Venezuelan subsidiary to the SIMADI rate. Accordingly, the Company recorded a remeasurement charge of $5.3 million, both before and after tax, equal to approximately $.01 per diluted share.

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns and Charges and Accelerated Orders Associated with the Company's Implementation of SMI
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2015						Year Ended June 30, 2014					
	As Reported	Returns/ Charges	SMI Adjust-ments	Before Charges /SMI	Impact of foreign currency transla-tion	Constant Currency	As Reported	Returns/ Charges	SMI Adjust-ments	Before Charges /SMI	% Change versus Prior Year Before Charges/SMI	% Change Constant Currency
Net Sales………….	$10,780.4	$ 0.0	$178.3	$10,958.7	$519.8	$11,478.5	$10,968.8	$(0.1)	$(178.3)	$10,790.4	2%	6%
Cost of sales………	2,100.6	0.0	35.1	2,135.7			2,158.2	(0.1)	(35.1)	2,123.0		
Gross Profit……….	8,679.8	0.0	143.2	8,823.0			8,810.6	0.0	(143.2)	8,667.4	2%	
Gross Margin…..	80.5%			80.5%			80.3%			80.3%		
Operating expenses	7,073.5	(5.3)	16.0	7,084.2			6,983.0	(35.4)	(16.0)	6,931.6	2%	
Operating Expense Margin.	65.6%			64.6%			63.6%			64.2%		
Operating Income...	1,606.3	5.3	127.2	1,738.8			1,827.6	35.4	(127.2)	1,735.8	0%	
Operating Income Margin………..	14.9%			15.9%			16.7%			16.1%		
Provision for income taxes………	467.2	0.0	45.3	512.5			567.7	(1.1)	(45.3)	521.3		
Net Earnings Attributable to The Estée Lauder Companies Inc……	1,088.9	5.3	81.9	1,176.1			1,204.1	36.5	(81.9)	1,158.7	2%	
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share…..	2.82	.01	.21	3.05	.24	3.29	3.06	.09	(.21)	2.95	3%	12%

Amounts may not sum due to rounding.

THE ESTÉE LAUDER COMPANIES INC.

The impact on net sales and operating results of accelerated orders from certain retailers associated with the Company's implementation of SMI, as well as the impact of the Venezuela remeasurement charges by product category and geographic region is as follows:

	Accelerated Sales Orders		Venezuela Remeasurement Charges	
	Three Months and Year Ended June 30, 2015		Operating Results Year Ended June 30	
(Unaudited; In millions)	Net Sales	Operating Results	2015	2014
Product Category:				
Skin Care	$ 91	$ 72	$ 2	$ 12
Makeup	65	41	2	16
Fragrance	21	14	1	10
Hair Care	1	—	—	—
Other	—	—	—	—
Total	$ 178	$ 127	$ 5	$ 38
Geographic Region:				
The Americas	$ 84	$ 53	$ 5	$ 38
Europe, the Middle East & Africa	68	53	—	—
Asia/Pacific	26	21	—	—
Total	$ 178	$ 127	$ 5	$ 38

Excluding the impact of the shift in orders, the adjustments associated with restructuring activities and, for the full fiscal year, the Venezuela remeasurement charges, net sales and operating results for the three months and year ended June 30, 2015 would have increased/(decreased) as follows:

	Three Months Ended June 30, 2015			Year Ended June 30, 2015		
	Net Sales As Adjusted			Net Sales As Adjusted		
(Unaudited)	Reported Basis	Constant Currency	Operating Results As Adjusted	Reported Basis	Constant Currency	Operating Results As Adjusted
Product Category:						
Skin Care	(9)%	(2)%	(15)%	(2)%	2%	(1)%
Makeup	3	10	10	5	10	2
Fragrance	17	26	(100)+	2	8	(2)
Hair Care	4	10	35	3	7	13
Other	7	14	100	4	9	(28)
Total	(1)%	7%	(9)%	2%	6%	0%
Geographic Region:						
The Americas	7%	12%	(78)%	2%	6%	(31)%
Europe, the Middle East & Africa	(8)	3	1	1	8	13
Asia/Pacific	(2)	4	100	0	4	16
Total	(1)%	7%	(9)%	2%	6%	0%

Total operating income in constant currency for the three months and year ended June 30, 2015, excluding the impact of the shift in orders, the adjustments associated with restructuring activities and, for the full fiscal year, the Venezuela remeasurement charges, increased 6% and 8%, respectively.

Fiscal 2014

During the second quarter of fiscal 2013, the Company closed its multi-faceted cost savings program implemented in February 2009 (the "Program") and has executed substantially all remaining initiatives as of June 30, 2014. The impact of returns, charges and adjustments related to the Program for each fiscal period are set forth in tables that follow these notes.

During the third quarter of fiscal 2014, based on then changes to Venezuela's foreign currency exchange rate regulations, the Company changed the exchange rate used to remeasure its Venezuelan net monetary assets to a newly enacted SICAD II rate. Accordingly, the Company recorded a remeasurement charge of $38.3 million, both before and after tax, equal to approximately $.10 per diluted common share.

In the first quarter of fiscal 2013, the Company redeemed $230.1 million principal amount of its 7.75% Senior Notes due November 1, 2013. As a result, the Company recorded a pre-tax charge of $19.1 million.

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns and Charges
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2014			Year Ended June 30, 2013			
	As Reported	Returns/ Charges	Before Returns/ Charges	As Reported	Returns/ Charges	Before Returns/ Charges	% Change versus Prior Year Before Returns/Charges
Net Sales	$10,968.8	$(0.1)	$10,968.7	$10,181.7	$ 1.5	$10,183.2	8%
Cost of sales	2,158.2	(0.1)	2,158.1	2,025.9	(1.2)	2,024.7	
Gross Profit	8,810.6	0.0	8,810.6	8,155.8	2.7	8,158.5	8%
Gross Margin	80.3 %		80.3 %	80.1%		80.2%	
Operating expenses	6,983.0	(35.4)	6,947.6	6,629.8	(15.1)	6,614.7	5%
Operating Expense Margin	63.6 %		63.3 %	65.1%		65.0%	
Operating Income	1,827.6	35.4	1,863.0	1,526.0	17.8	1,543.8	21%
Operating Income Margin	16.7 %		17.0 %	15.0%		15.2%	
Interest expense on debt extinguishment	—	—	—	19.1	(19.1)	—	
Provision for income taxes	567.7	(1.1)	566.6	451.4	13.0	464.4	
Net Earnings Attributable to The Estée Lauder Companies Inc.	1,204.1	36.5	1,240.6	1,019.8	23.9	1,043.7	19%
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	3.06	.09	3.16	2.58	.06	2.64	19%

____

As part of the Company's Strategic Modernization Initiative (SMI), the Company implemented the last major wave of SAP-based technologies in July 2014. As a result, and consistent with prior waves, the Company experienced a shift in its sales and operating results from accelerated orders from certain of its retailers to provide adequate safety stock and to mitigate any potential short-term business interruption associated with the July 2014 SMI rollout. In particular, approximately $178 million of accelerated orders were recorded as net sales in the fiscal 2014 fourth quarter that would normally have been expected to occur in the fiscal 2015 first quarter.

This action created a favorable comparison between the fiscal 2014 and fiscal 2013 fourth quarters and full years of approximately $178 million in net sales and approximately $127 million in operating income, equal to $.21 per diluted common share and impacted the Company's operating margin comparisons. The Company believes the presentation of certain comparative information in the discussions in its communications that exclude the impact of the timing of these orders is useful in analyzing the net sales performance and operating results of its business.

	Year Ended June 30, 2014				Year Ended June 30, 2013				
	As Reported	Returns/ Charges	SAP Adjust-ments	Before Charges /SAP	As Reporte d	Returns/ Charges	SAP Adjust-ments	Before Charges /SAP	% Change versus Prior Year Before Charges/SAP
Net Sales	$10,968.8	$(0.1)	$(178.3)	$10,790.4	$10,181.7	$ 1.5	$ —	$10,183.2	6%
Cost of sales	2,158.2	(0.1)	(35.1)	2,123.0	2,025.9	(1.2)	—	2,024.7	
Gross Profit	8,810.6	0.0	(143.2)	8,667.4	8,155.8	2.7	—	8,158.5	6%
Gross Margin	80.3%			80.3%	80.1%			80.2%	
Operating expenses	6,983.0	(35.4)	(16.0)	6,931.6	6,629.8	(15.1)	—	6,614.7	5%
Operating Expense Margin	63.6%			64.2%	65.1%			65.0%	
Operating Income	1,827.6	35.4	(127.2)	1,735.8	1,526.0	17.8	—	1,543.8	12%
Operating Income Margin	16.7%			16.1%	15.0%			15.2%	
Interest expense on debt extinguishment	—	—	—	—	19.1	(19.1)	—	—	
Provision for income taxes	567.7	(1.1)	(45.3)	521.3	451.4	13.0	—	464.4	
Net Earnings Attributable to The Estée Lauder Companies Inc.	1,204.1	36.5	(81.9)	1,158.7	1,019.8	23.9	—	1,043.7	11%
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	3.06	.09	(.21)	2.95	2.58	.06	—	2.64	12%

THE ESTÉE LAUDER COMPANIES INC.

The impact on net sales and operating results of accelerated orders from certain retailers associated with the Company's implementation of SMI, as well as the impact of the Venezuela remeasurement charge by product category and geographic region is as follows:

	Accelerated Sales Orders		Venezuela Remeasurement Charge
	Three Months and Year Ended June 30, 2014		Year Ended June 30, 2014
(Unaudited; In millions)	Net Sales	Operating Results	Operating Results
Product Category:			
Skin Care	$ 91	$ 72	$ 12
Makeup	65	41	16
Fragrance	21	14	10
Hair Care	1	—	—
Other	—	—	—
Total	$ 178	$ 127	$ 38
Geographic Region:			
The Americas	$ 84	$ 53	$ 38
Europe, the Middle East & Africa	68	53	—
Asia/Pacific	26	21	—
Total	$ 178	$ 127	$ 38

Excluding the impact of the current-year period shift in orders associated with the Company's implementation of SMI, the returns and charges (adjustments) associated with restructuring activities and, for the full fiscal year, the Venezuela remeasurement charge, net sales and operating results for the three months and year ended June 30, 2014 would have increased/(decreased) as follows:

	Three Months Ended June 30, 2014			Year Ended June 30, 2014		
	Net Sales As Adjusted		Operating Results As Adjusted	Net Sales As Adjusted		Operating Results As Adjusted
(Unaudited)	Reported Basis	Constant Currency		Reported Basis	Constant Currency	
Product Category:						
Skin Care	5%	5%	82%	5%	6%	10%
Makeup	5	5	29	7	7	19
Fragrance	6	5	49	7	7	(17)
Hair Care	6	7	100+	5	6	26
Other	93	97	61	16	17	66
Total	6%	5%	68%	6%	7%	12%
Geographic Region:						
The Americas	3%	4%	28%	4%	5%	24%
Europe, the Middle East & Africa	9	6	37	9	7	9
Asia/Pacific	6	7	56	4	7	7
Total	6%	5%	68%	6%	7%	12%

Fiscal 2013
In February 2009, the Company announced the implementation of a multi-faceted cost savings program (the "Program") to position it to achieve long-term profitable growth. As of December 31, 2012, the Company closed the Program. As a result of the closure of the Program and evaluation of the initiatives that have been implemented as of June 30, 2013, the Company anticipates total cumulative restructuring charges and other costs to implement those initiatives to total between $320 million and $330 million, before taxes and that such charges have been substantially recorded through fiscal 2013. Since the inception of the Program, the Company approved cost savings initiatives to resize the organization, reorganize certain functions, turnaround or exit unprofitable operations and outsource certain services. The impact of returns, charges and adjustments related to the Program for each fiscal period are set forth in tables that follow these notes.

In the first quarter of fiscal 2013, the Company redeemed $230.1 million principal amount of its 7.75% Senior Notes due November 1, 2013. As a result, the Company recorded a pre-tax charge to earnings of $19.1 million ($12.2 million after tax), for the impact of the extinguishment of debt, equal to $.03 per diluted common share.

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns and Charges
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2013			Year Ended June 30, 2012			
	As Reported	Returns/ Charges	Before Returns/ Charges	As Reported	Returns/ Charges	Before Returns/ Charges	% Change versus Prior Year Before Returns/Charges
Net Sales……	$10,181.7	$ 1.5	$10,183.2	$9,713.6	$ 2.1	$9,715.7	5%
Cost of sales……	2,025.9	(1.2)	2,024.7	1,995.8	(1.5)	1,994.3	
Gross Profit……	8,155.8	2.7	8,158.5	7,717.8	3.6	7,721.4	6%
Gross Margin……	80.1%		80.2 %	79.5%		79.5%	
Operating expenses……	6,629.8	(15.1)	6,614.7	6,406.1	(59.6)	6,346.5	4%
Operating Expense Margin……	65.1%		65.0 %	66.0%		65.3%	
Operating Income……	1,526.0	17.8	1,543.8	1,311.7	63.2	1,374.9	12%
Operating Income Margin……	15.0%		15.2 %	13.5%		14.2%	
Interest expense on debt extinguishment……	19.1	(19.1)	—	—	—	—	
Provision for income taxes……	451.4	13.0	464.4	400.6	19.1	419.7	
Net Earnings Attributable to The Estée Lauder Companies Inc.	1,019.8	23.9	1,043.7	856.9	44.1	901.0	16%
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share……	2.58	.06	2.64	2.16	.11	2.27	16%

Fiscal 2012
In February 2009, the Company announced the implementation of a multi-faceted cost savings program (the "Program") to position it to achieve long-term profitable growth. The Company anticipates the Program will result in related restructuring and other charges, inclusive of cumulative charges recorded to date and through the remainder of the Program, totaling between $350 million and $450 million, before taxes. Since the inception of the Program, the Company approved cost savings initiatives to resize the organization, reorganize certain functions, turnaround or exit unprofitable operations and outsource certain services.

For the year ended June 30, 2012 and 2011, aggregate restructuring charges of $53.6 million and $41.1 million, respectively, were recorded in the Company's consolidated statements of earnings related to the Program. These charges primarily reflected employee-related costs, asset write-offs, contract terminations and other exit costs.

The Company recorded other charges in connection with the implementation of the Program for the year ended June 30, 2012 and 2011 of $6.0 million and $7.9 million, respectively, primarily related to consulting and other professional services. For the year ended June 30, 2012, the Company recorded $2.1 million, reflecting sales returns (less a related cost of sales of $0.3 million) and a write-off of inventory of $1.8 million associated with exiting unprofitable operations. During the year ended June 30, 2011, the Company recorded $4.6 million, reflecting sales returns (less a related cost of sales of $1.2 million) and a write-off of inventory of $7.0 million associated with turnaround operations, primarily related to the reformulation of Ojon brand products.

Total charges associated with restructuring activities included in operating income for the year ended June 30, 2012 and 2011, were $63.2 million and $59.4 million, respectively.

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns and Charges
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2012			Year Ended June 30, 2011			
	As Reported	Returns/ Charges	Before Returns/ Charges	As Reported	Returns/ Charges	Before Returns/ Charges	% Change versus Prior Year Before Returns/Charges
Net Sales	$9,713.6	$ 2.1	$9,715.7	$8,810.0	$ 4.6	$8,814.6	10%
Cost of sales	1,995.8	(1.5)	1,994.3	1,936.9	(5.8)	1,931.1	
Gross Profit	7,717.8	3.6	7,721.4	6,873.1	10.4	6,883.5	12%
Gross Margin	79.5%		79.5 %	78.0%		78.1%	
Operating expenses	6,406.1	(59.6)	6,346.5	5,783.7	(49.0)	5,734.7	11%
Operating Expense Margin	66.0%		65.3 %	65.6%		65.1%	
Operating Income	1,311.7	63.2	1,374.9	1,089.4	59.4	1,148.8	20%
Operating Income Margin	13.5%		14.2 %	12.4%		13.0%	
Provision for income taxes	400.6	19.1	419.7	321.7	17.7	339.4	
Net Earnings Attributable to The Estée Lauder Companies Inc.	856.9	44.1	901.0	700.8	41.7	742.5	21%
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	2.16	.11	2.27	1.74	.10	1.85	23%

Fiscal 2011

In February 2009, the Company announced the implementation of a multi-faceted cost savings program (the "Program") to position it to achieve long-term profitable growth. The Company anticipates the Program will result in related restructuring and other special charges, inclusive of cumulative charges recorded to date and over the next few fiscal years, totaling between $350 million and $450 million, before taxes.

During the year ended June 30, 2011 and June 30, 2010, the Company approved cost savings initiatives to resize the organization, reorganize certain functions, turnaround or exit unprofitable operations and outsource certain services.

For the year ended June 30, 2011 and 2010, aggregate restructuring charges of $41.1 million and $48.8 million, respectively, were recorded in the Company's consolidated statements of earnings related to the Program. These charges primarily reflected employee-related costs, asset write-offs, contract terminations and other exit costs.

The Company recorded other special charges in connection with the implementation of the Program for the year ended June 30, 2011 and 2010 of $7.9 million and $12.3 million, respectively, related to consulting and other professional services and accelerated depreciation.

During the year ended June 30, 2011, the Company recorded $4.6 million, reflecting sales returns (less a related cost of sales of $1.2 million) and a write-off of inventory of $7.0 million associated with turnaround operations, primarily related to the reformulation of Ojon brand products.

For the year ended June 30, 2010, the Company recorded $15.7 million, reflecting sales returns (less a related cost of sales of $2.5 million) and a write-off of inventory of $10.4 million associated with exiting unprofitable operations.

Total charges associated with restructuring activities included in operating income for the year ended June 30, 2011 and 2010 were $59.4 million and $84.7 million, respectively.

THE ESTÉE LAUDER COMPANIES INC.
Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns and Charges
(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2011			Year Ended June 30, 2010			
	As Reported	Returns/ Charges	Before Returns/ Charges	As Reported	Returns/ Charges	Before Returns/ Charges	% Change versus Prior Year Before Returns/Charges
Net Sales…………………………	$8,810.0	$ 4.6	$8,814.6	$7,795.8	$ 15.7	$7,811.5	13%
Cost of sales………………………	1,936.9	(5.8)	1,931.1	1,829.4	(7.9)	1,821.5	
Gross Profit………………………	6,873.1	10.4	6,883.5	5,966.4	23.6	5,990.0	15%
Gross Margin……………………	78.0%		78.1 %	76.5%		76.7%	
Operating expenses………………	5,783.7	(49.0)	5,734.7	5,176.5	(61.1)	5,115.4	12%
Operating Expense Margin……	65.6%		65.1 %	66.4%		65.5%	
Operating Income…………………	1,089.4	59.4	1,148.8	789.9	84.7	874.6	31%
Operating Income Margin………	12.4%		13.0 %	10.1%		11.2%	
Interest expense on debt extinguishment……………………	—	—	—	27.3	(27.3)	—	
Provision for income taxes………	321.7	17.7	339.4	205.9	38.6	244.5	
Net Earnings Attributable to The Estée Lauder Companies Inc.	700.8	41.7	742.5	478.3	73.4	551.7	35%
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share……………	3.48	.21	3.69	2.38	.37	2.75	34%

Fiscal 2010

The table below reconciles the results for the year ended June 30, 2010 before and after returns and charges associated with restructuring activities and the extinguishment of debt.

In February 2009, the Company announced the implementation of a multi-faceted cost savings program (the "Program") to position it to achieve long-term profitable growth. The Company anticipates the Program will result in related restructuring and other special charges over the next few fiscal years totaling between $350 million and $450 million before taxes. The Program includes organizational resizing and regional realignments which principally reflects the reduction of the workforce by approximately 2,000 employees.

During the year ended June 30, 2010, the Company approved cost savings initiatives to resize the organization, reorganize certain functions, turnaround or exit unprofitable operations and outsource certain services. For the year ended June 30, 2010, aggregate restructuring charges of $48.8 million were recorded in the Company's consolidated statements of earnings related to the Program. These charges primarily reflected employee-related costs, asset write-offs, contract terminations and other exit costs.

The Company recorded other special charges in connection with the implementation of the Program for the year ended June 30, 2010 of $12.3 million related to consulting, other professional services, and accelerated depreciation. For the year ended June 30, 2010, the Company recorded $15.7 million, reflecting anticipated sales returns (less a related cost of sales of $2.5 million) and a write-off of inventory associated with exiting unprofitable operations of $10.4 million.

Total charges associated with restructuring activities included in operating income for the year ended June 30, 2010, were $84.7 million.

In the fourth quarter of fiscal 2010, the Company completed a cash tender offer for $199.9 million aggregate principal amount of Senior Notes due in 2012 and 2013. As a result, the Company recorded a pre-tax charge to earnings of $27.3 million.

THE ESTÉE LAUDER COMPANIES INC.

Reconciliation of Certain Consolidated Statements of Earnings Accounts Before and After Returns and Charges

(Unaudited; In millions, except per share data and percentages)

	Year Ended June 30, 2010			Year Ended June 30, 2009			% Change versus Prior Year Before Returns/Charges
	As Reported	Returns/ Charges	Before Returns/ Charges	As Reported	Returns/ Charges	Before Returns/ Charges	
Net Sales	$7,795.8	$ 15.7	$7,811.5	$7,323.8	$ 8.1	$7,331.9	6.5%
Cost of sales	1,829.4	(7.9)	1,821.5	1,881.6	(6.8)	1,874.8	
Gross Profit	5,966.4	23.6	5,990.0	5,442.2	14.9	5,457.1	9.8%
Gross Margin	76.5%		76.7%	74.3%		74.5%	
Operating expenses	5,176.5	(61.1)	5,115.4	5,023.8	(76.8)	4,947.0	3.4%
Operating Expense Margin	66.4%		65.5%	68.6%		67.5%	
Operating Income	789.9	84.7	874.6	418.4	91.7	510.1	71.5%
Operating Income Margin	10.1%		11.2%	5.7%		7.0%	
Interest expense on debt extinguishment	27.3	(27.3)	—	—		—	
Provision for income taxes	205.9	38.6	244.5	115.9	30.0	145.9	
Net Earnings Attributable to The Estée Lauder Companies Inc.	478.3	73.4	551.7	218.4	61.7	280.1	97.0%
Diluted net earnings attributable to The Estée Lauder Companies Inc. per common share	2.38	.37	2.75	1.10	.31	1.42	94.0%

Fiscal 2009
The table below reconciles the results for the year ended June 30, 2009 as reported and results prior to restructuring and special charges.

In February 2009, the Company announced the implementation of a multi-faceted cost savings program (the "Program") to position it to achieve long-term profitable growth. The Company anticipates the Program will result in related restructuring and other special charges over the next few fiscal years totaling between $350 million and $450 million before taxes. The Program includes organizational resizing and regional realignments which principally reflects the reduction of the workforce by approximately 2,000 employees.

During fiscal 2009, the Company approved cost savings initiatives to resize the organization, reorganize certain functions, exit unprofitable operations and outsource certain services. For the year ended June 30, 2009, aggregate restructuring charges of $70.3 million were recorded in the Company's summary of consolidated results related to the Program. These charges primarily reflected employee-related costs, asset write-offs, contract terminations and other exit costs.

The Company incurred other special charges in connection with the implementation of the Program for the year ended June 30, 2009 of $10.1 million related to consulting, other professional services, and accelerated depreciation. In addition to the other special charges, the Company recorded $8.1 million reflecting sales returns (less a related cost of sales of $1.2 million) and a write-off of inventory associated with exiting unprofitable operations of $8.0 million.

During the year ended June 30, 2009, the Company recorded a gain of $3.6 million related to excess accruals that were recorded as other special charges in prior years.

Total charges associated with restructuring activities included in operating income for the year ended June 30, 2009 were $91.7 million.

	Year Ended June 30, 2009			Year Ended June 30, 2008			% Change versus Prior Year Before Charges
	As Reported	Charges	Before Charges	As Reported	Charges	Before Charges	
Net Sales	$7,323.8	$8.1	$7,331.9	$7,910.8	$0.0	$7,910.8	(7.3)%
Cost of Sales	1,881.6	6.8	1,874.8	1,996.8	0.0	1,996.8	
Gross Profit	5,442.2	14.9	5,457.1	5,914.0	0.0	5,914.0	(7.7)%
Gross Margin	*74.3%*		*74.5%*	*74.8%*		*74.8%*	
Operating Expenses	5,023.8	76.8	4,947.0	5,103.3	0.4	5,102.9	(3.1)%
Operating Expense Margin	*68.6%*		*67.5%*	*64.5%*		*64.5%*	
Operating Income	418.4	91.7	510.1	810.7	0.4	811.1	(37.1)%
Operating Income Margin	*5.7%*		*7.0%*	*10.3%*		*10.3%*	
Provision for income taxes	115.9	30.0	145.9	259.9	0.1	260.0	
Net Earnings	218.4	61.7	280.1	473.8	0.3	474.1	(40.9)%
Diluted net earnings per common share	1.10	.31	1.42	2.40	.00	2.40	(41.1)%